Exhibit 99.01

For Immediate Release

EnergySolutions Board of Directors Appoints Director

David Lockwood President and Chief Executive Officer

Company Adjusts Annual Guidance for 2012

Salt Lake City, Utah, — June 11, 2012 — EnergySolutions (NYSE:ES)  The Board of Directors of EnergySolutions, Inc., a leading provider of services to the global nuclear industry, announced today that it has appointed David Lockwood, a seasoned operating executive and current Board member, as Chief Executive Officer and President of the Company.  Mr. Lockwood succeeds Val John Christensen, who will remain a strategic advisor to the Company.  The change is effective immediately.  Mr. Lockwood has served as a member of the Company’s Board of Directors since November 3, 2010 and will continue to serve on the Board.

EnergySolutions has also appointed Greg Wood as its new Executive Vice President and Chief Financial Officer.  Mr. Wood succeeds William R. Benz.

“The Board determined that the time is right for new leadership, so that the Company is positioned to take advantage of its full long-term potential in a changing industry environment,” said Steven R. Rogel, Chairman, EnergySolutions.  “As the Board discussed its requirements for a new CEO, it became obvious that we already had an ideal candidate sitting on the Board.  We are confident that David Lockwood and Greg Wood bring the experience and background to successfully lead the Company forward and build upon the Company’s deep industry experience and market-leading position to deliver value for shareholders and customers.

“In working with David since 2010, it has become clear to the Board that he is an insightful, engaged and talented operating executive,” Mr. Rogel continued. “His leadership experience and professional background, coupled with his detailed understanding of the Company as a member of the EnergySolutions Board, will be invaluable as we seek to improve our financial and operational positioning.  At the same time, we are delighted to welcome Greg Wood, who brings over 30 years of financial experience.

“I want to thank Val and Bill for their service to EnergySolutions and wish them all the best in their future endeavors,” continued Mr. Rogel.

Mr. Lockwood said, “I believe in this Company.  In the two years that I have served on the Board of Directors, I’ve been impressed with the quality of our people and their dedication to our mission.  Together, we will develop and implement the plans and strategies to drive greater growth and higher profitability.

“Val was instrumental in restructuring the Company, developing key strategic initiatives, and building a strong culture of trust within the Company and with industry stakeholders,” said Mr. Lockwood.  “One of Val’s legacies will be the significant positive shift in public support for the Company in Utah as the result of his extensive citizen education campaign.  We thank him for his many contributions and building the foundations for growth in the future.   I look forward to working with Val as a strategic advisor to our company in the years ahead.”

Mr. Christensen said, “Working with the exceptionally talented leadership team at EnergySolutions has been the highlight of my professional career. I am thrilled that the Company will move forward under the experienced and capable leadership of David Lockwood, who understands the opportunities and challenges of the Company.  I look forward to providing any assistance David needs to be successful.”

Updated Outlook for 2012

In addition to announcing these management changes, the Company announced it was revising its 2012 Adjusted EBITDA guidance to $130 to $140 million, down from the guidance of $150 to $160 million provided with its first quarter financial results on May 9, 2012.  The revision is a result of continued slowdown in shipments to Clive in both the government and commercial businesses, expected delay in the resolution of the Salt Waste project issues until 2013, and slower than planned realization of cost savings.

Mr. Lockwood commented, “We have a lot of work ahead of us, but we also have extraordinarily talented engineers and scientists and deep industry experience.  These are fundamental strengths upon which we will build our future.  I look forward to working closely with my fellow directors, Greg, and our proven and experienced operating management team to help EnergySolutions realize its full potential.”

Conference Call Details

The Company has scheduled an investor conference call and webcast to discuss the changes in management on Monday, June 11, 2012 at 9:00 AM Eastern Time. Hosting the call will be David Lockwood, President and Chief Executive Officer, and Greg Wood, Executive Vice President and Chief Financial Officer.

To participate in the event, investors may dial (866) 428-9517 five to ten minutes prior to the start time to allow for registration and reference the conference pass-code 90522821. International callers should dial (224) 357-2222 to access the conference call and use the same pass-code.

A replay of the call will be available for 30 days and can be accessed at (855) 859-2056 or (404) 537-3406 using the same pass-code referenced above.

The conference call will also be broadcast live over the Internet for all interested parties through the company’s website at www.energysolutions.com on the “Investor Relations” tab.

About David Lockwood

Since 2007, Mr. Lockwood, 52, has been a partner of ValueAct Capital, an investment management firm, and one of the Company’s largest institutional investors.  Prior to that, Mr. Lockwood was Chairman and Chief Executive Officer of Liberate Technologies (NYSE: LBRT), a provider of software to digital media companies, from 2003 to 2006. From 2001 to 2003, Mr. Lockwood was Chief Executive Officer and President of Intertrust (NYSE: ITRU), a company that develops software for digital rights management and licenses intellectual property.  Mr. Lockwood has also held a number of positions in the financial services industry, including Managing Director at Goldman Sachs. Mr. Lockwood currently serves as a director of Steinway Musical Instruments, Inc. (NYSE: LVB), a manufacturer of musical instruments.  Mr. Lockwood holds a Bachelor of Arts degree from Miami University (Ohio) and a Masters of Business Administration degree from the Graduate School of Business of the University of Chicago.

About Greg Wood

Mr. Wood, 53, joins EnergySolutions from Actian Corporation, a provider of database and data analytics software, where he had served as Executive Vice President & CFO.  Mr. Wood currently serves as a director of Steinway Musical Instruments, Inc. (NYSE: LVB), a manufacturer of musical instruments.  Prior to joining Actian, Mr. Wood held chief financial officer roles at numerous public and private companies, including Silicon Graphics, Liberate Technologies, and InterTrust Technologies.  A certified public accountant (inactive), Mr. Wood holds a B.B.A. in accounting from the University of San Diego and a J.D. from the University of San Francisco School of Law.

About EnergySolutions, Inc.

EnergySolutions offers customers a full range of integrated services and solutions, including nuclear operations, characterization, decommissioning, decontamination, site closure, transportation, nuclear materials management, the safe, secure disposition of nuclear waste, and research and engineering services across the fuel cycle.

Forward-Looking Statements

Statements in this earnings release regarding future financial and operating results and any other statements about the Company’s future expectations, beliefs or prospects expressed by management constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding the Company’s outlook for 2012, strategic initiatives, and expectations for Adjusted EBITDA.  There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including, but not limited to: (a) the uncertainty regarding the outcome and timing of contract negotiations with the DOE, (b) uncertain and weak economic conditions globally, including decreased credit availability for our customers and the decisions of individual customers to retain cash and reduce credit market exposure, (c) decreased tax revenue combined with increased demands on federal funding allocations reducing funds available for existing or proposed federal projects that we have been awarded or on which we would bid, (d) current regulatory initiatives, including the importation of nuclear waste into the U.S. and the disposal and storage of depleted uranium, (e) the weakening of the pound sterling and the related currency translation impact on our business if the currency continues to weaken, (f) adverse public reaction that could lead to increased regulation or limitations on our activities, (g) uncertainty regarding the impact on our business of increased regulatory scrutiny of the nuclear waste industry in the U.S. and U.K., (h) decisions by our customers to reduce, delay or halt their spending on nuclear services, (i) decisions by our commercial customers to store radioactive materials on-site rather than dispose of radioactive materials at one of our facilities, (j) the adverse impact of current or future financial conditions on the value of decommissioning trust funds, (k) continued competitive pressures in our markets, and (l) uncertainty regarding our assumptions related to the Zion project estimated profit margin. Additional information on potential factors that could affect the Company’s results and other risks and uncertainties are set forth in EnergySolutions, Inc. filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2012.  The Company does not undertake any obligation to release publicly any revision to any of these forward-looking statements.

About Adjusted EBITDA

The Company defines EBITDA as net income (loss) attributable to EnergySolutions plus interest expense (including the effects of interest rate derivative agreements), income taxes, depreciation, impairment charges and amortization. The Company defines Adjusted EBITDA as EBITDA plus non-cash equity compensation expense and, non-cash accretion expense, plus or minus nuclear decommissioning trust fund gains or losses net of management fees, and we have included the changes in ARO cost estimates for the Zion Project as an adjustment to EBITDA to remove certain effects of ARO accounting from this measure. Adjusted EBITDA, as presented in this release, is a supplemental measure of the Company’s performance that is not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”).  It is not a measure of the Company’s financial performance under GAAP and should not be considered as an alternative to net income, GAAP EBITDA or any other performance measures derived in accordance with GAAP or as alternatives to cash flow from operating activities as measures of the Company’s liquidity.

The Company’s measurement of Adjusted EBITDA may not be comparable to similarly titled measures of other companies. The Company has included information concerning Adjusted EBITDA in this release because it is used by management to measure operating performance and because the Company believes that such information is often used by certain investors for modeling.

Adjusted EBITDA has limitations as an analytical tool, and investors should not consider it in isolation, or as a substitute for analysis of the Company’s operating results or cash flows as reported under GAAP. Some of these limitations are:

•      It does not reflect the Company’s cash flows, cash expenditures, or future requirements for capital expenditures or contractual commitments;

•      It does not reflect changes in, or cash requirements for, the Company’s working capital needs;

•      It does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments on the Company’s debt;

•      Although depreciation is a non-cash charge, the assets being depreciated will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements;

•      It is not adjusted for all non-cash income or expense items that are reflected in the Company’s statements of cash flows; and

•      Other companies in the Company’s industry may calculate this measure differently than the Company does, limiting its usefulness as a comparative measure.

Because of these limitations, Adjusted EBITDA should not be considered as a measure of discretionary cash available to the Company to invest in the growth of its business. The Company compensates for these limitations by relying primarily on its GAAP results and using Adjusted EBITDA only for supplemental purposes.

Contact Information:

Media:

Mark Walker, 801-231-9194 or mwalker@energysolutions.com

Investor Relations:

Richard Putnam, 801-303-0185 or rrputnam@energysolutions.com